As filed with the Securities and Exchange Commission on November 30, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

180 CONNECT INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51456	20-2650200
(Commission File No.)	(IRS Employer Identification No.)
6501 E. Belleview Avenue
Englewood, Colorado 80111
(303) 395-6000
(Address of Principal Executive Offices, including Zip Code and Telephone Number)

180 Connect Inc. 2007 Long-Term Incentive Plan
Individual Awards Granted by 180 Connect Inc. of Stock Appreciation Rights
(Full Title of the Plan)

Steven Westberg
Chief Financial Officer and Secretary
6501 E. Belleview Avenue
Englewood, Colorado 80111
(303) 395-6000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To:
Mark Selinger, Esq.
McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
(212) 547-5400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee
Common Stock, par value $0.0001 per share	2,167,997	$1.80	$3,902,394.60	$119.80

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the securities being registered hereby on the OTCBB on November 27, 2007.

EXPLANATORY NOTE
     180 Connect Inc. (the “Registrant” or the “Company”) hereby files this Registration Statement on Form S-8 relating to its common stock, par value $0.0001 per share (the “Common Stock”), which have been reserved for issuance and are issuable pursuant to (i) the Company’s 2007 Long-Term Incentive Plan, as amended from time to time (the “LTIP Plan”) and (ii) the individual awards of stock appreciation rights awarded to certain of the Company’s employees, officers and directors (the “SAR Awards” and together with the LTIP Plan, the “Plans”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Company’s Plans as required by Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents of 180 Connect Inc. (the “Registrant” or the “Company”), each as filed with the United States Securities and Exchange Commission (the “SEC”), are incorporated as of their respective dates in this Registration Statement by reference:
(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2007 (File No. 000-51456) filed with the SEC on June 8, 2007, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on July 27, 2007;

(b)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (File No. 001-33670) filed with the SEC on November 14, 2007;

(c)	The Company’s Current Reports on Form 8-K filed on July 9, 2007, August 9, 2007, August 24, 2007, August 30, 2007, September 11, 2007, September 10, 2007, October 10, 2007, November 13, 2007 and November 15, 2007;

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2007; and

(e)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A of the Company filed with the SEC on August 22, 2007, as amended on Form 8-A/A on August 24, 2007, including any other amendments or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.
     Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Law”) permits a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his/her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him/her against the expenses which such officer or director actually and reasonably incurred.
     In accordance with the Delaware Law, the Amended and Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director’s liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

     The Company’s Amended and Restated Certificate of Incorporation and the By-Laws provide for indemnification to its directors, officers and such of its employees and agents as the Board of Directors may determine, from time to time, to the fullest extent permitted by Section 145 of the Delaware Law.
     The Company has obtained directors and officers liability insurance coverage. The policy insures directors and officers of the Company against losses arising from claims made against such directors or officers by reason of certain wrongful acts, such as errors, misstatements, misleading statements, acts, omissions, negligence or breaches of duty, but does not insure such persons against losses arising from claims made against such directors or officers for the return of certain unauthorized remunerations, for violations of Section 16(b) of the Exchange Act and for violations of similar laws and certain other matters.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of 180 Connect Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33670) filed on August 30, 2007.

4.2	By-laws of 180 Connect Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-124141) filed on April 18, 2005.

4.3
Amended and Restated Registration Rights Agreement, dated as of August 24, 2007, by and among the Company and each of the undersigned parties listed under Insiders on the signature page thereto (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-33670) filed on August 30, 2007.

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities being offered.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Eisner LLP

24.1	Power of Attorney (included on signature page)
Item 9. Undertakings.
     The Company hereby undertakes:
(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
     provided, however, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 and 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof.

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 30th day of November, 2007.

180 CONNECT INC.
By:	/s/ Steven Westberg
Steven Westberg
Chief Financial Officer and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Steven Westberg and Peter Giacalone, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Peter Giacalone Peter Giacalone	Chief Executive Officer and Director	November 30, 2007

/s/ M. Brian McCarthy M. Brian McCarthy	Director	November 30, 2007

/s/ Byron Osing Byron Osing	Director	November 30, 2007

/s/ David Hallmen David Hallmen	Director	November 30, 2007

/s/ Jiri Modry Jiri Modry	Director	November 30, 2007

/s/ Howard S. Balter Howard S. Balter	Director	November 30, 2007

/s/ Ilan Slasky Ilan Slasky	Director	November 30, 2007

/s/ Lawrence Askowitz Lawrence Askowitz	Director	November 30, 2007

/s/ Thomas Calo Thomas Calo	Director	November 30, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of 180 Connect Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-33670) filed on August 30, 2007.

4.2	By-laws of 180 Connect Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-124141) filed on April 18, 2005.

4.3
Amended and Restated Registration Rights Agreement, dated as of August 24, 2007, by and among the Company and each of the undersigned parties listed under Insiders on the signature page thereto (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-33670) filed on August 30, 2007.

5.1	Opinion (including consent) of McDermott Will & Emery LLP as to the legality of the securities being offered.

23.1	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Eisner LLP

24.1	Power of Attorney (included on signature page)